EXHIBIT 5

                                 CTS CORPORATION
                            905 West Boulevard North
                             Elkhart, Indiana 46514

                                  May 15, 2002

CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514

       Re: Registration Statement on Form S-3

Ladies and Gentlemen:

            I am General Counsel, Secretary and a Vice President of the Company and have acted as counsel to CTS Corporation, an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 relating to the proposed registration for resale by certain selling stockholders of an aggregate of 1,246,697 shares of common stock of the Company (the "Shares"), subject to adjustment, issuable upon conversion of our outstanding 6 1/2% Convertible Subordinated Debentures (the "Debentures").

            As General Counsel of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company, and upon examination of the law and pertinent documents, that the Shares, when issued on conversion of the Debentures in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

            In rendering the foregoing opinion, my examination of matters of law has been limited to the laws of the State of Indiana and the federal laws of the United States of America, as in effect on the date hereof.

            I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Matters." In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                               Very truly yours,

                                               /s/ Richard G. Cutter

                                               Richard G. Cutter
                                               Vice President, General Counsel
                                               and Secretary